EXHIBIT 23.02

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-23914 of Swank, Inc. of our report dated March 13, 2002, except for the third paragraph of Note D for which the date is May 7, 2002 relating to the 2001 financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, MA

April 13, 2004